UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 18, 2012, after 5 p.m. Central Time, representatives of Cracker Barrel Old Country Store, Inc. delivered the following letter to representatives of Biglari Holdings Inc.:

Howard H. Lamar III		150 Third Avenue South, Suite 2800 Nashville, TN 37201
PHONE:	(615) 742-6209	(615) 742-6200
FAX:	(615) 742-2709
E-MAIL:	hlamar@bassberry.com

October 18, 2012

Steve Wolosky, Esq.

Michael R. Neidell, Esq.

Olshan Frome Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, New York 10022

Re:	Demand Pursuant to Tennessee Code Annotated Section 48-26-102

Dear Messrs. Wolosky and Neidell:

We write on behalf of our client, Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”), in response to Mr. Wolosky’s letter dated October 18, 2012 (the “Supplemental Demand Letter”). The Supplemental Demand Letter is in response to the Company’s October 15, 2012 response (the “Company’s Response”) to the initial demand made on behalf of your client, Biglari Holdings Inc. (“Biglari Holdings”), pursuant to T.C.A. § 48-26-102. The Company disagrees with the assertions contained in the Supplemental Demand Letter for reasons that already have been directly addressed.

The Supplemental Demand Letter does not seriously dispute that Biglari Holdings’ demand fails to comply with T.C.A. § 48-26-102. As set forth in the Company’s Response, the statute clearly delineates the categories of books and records that a shareholder is entitled to inspect, and Biglari Holdings’ repeated demands bear no reasonable relation to the inspection rights provided by the statute. The Company has answered any questions regarding James W. Bradford’s qualifications and experience in a fully transparent and comprehensive manner, and has provided Biglari Holdings not only with the materials the Company would have been obligated to produce had Biglari Holdings’ demand complied with the requirements of T.C.A. § 48-26-102, but also with additional information relating to Mr. Bradford’s service on the Company’s Board of Directors that it had no obligation to produce under the statute. As such, the Company has gone well above and beyond what is required by law in order to satisfy your client. The Company views Biglari Holdings’ continued demands on matters that the Company

bassberry.com

October 18, 2012

has already fully addressed to be no more than a wasteful effort to manufacture an issue in order to seek advantage in Biglari Holdings’ proxy contest. The Company believes that no further response is warranted.

Very truly yours,

/s/ Howard H. Lamar III
Howard H. Lamar III

cc:	Michael J. Zylstra, Vice President, General Counsel and Secretary

Sandra B. Cochran, President and Chief Executive Officer

Michael A. Woodhouse, Executive Chairman of the Board

Steven A. Rosenblum, Wachtell, Lipton, Rosen & Katz